Exhibit 99.2

AVAX One (NASDAQ: AVX) has authorized a $40M share repurchase program, reinforcing our long-term conviction in the platform we’re building and the value we aim to deliver for shareholders.

Today’s market presents a compelling opportunity to invest in ourselves. This decision reflects disciplined capital allocation and the confidence we have in AVAX One’s strategy as we scale the on-chain financial economy.

AVAX One is the institutional gateway to the onchain financial economy, powered by Avalanche.